Exhibit 23

KPMG LLP	Telephone (416) 777-8500
Chartered Accountants	Fax (416) 777-8818
Bay Adelaide Centre
333 Bay Street, Suite 4600
Toronto ON M5H 2S5

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of Canadian Derivatives Clearing Corporation

We consent to the use of our report dated March 16, 2010, with respect to the balance sheets of Canadian Derivatives Clearing Corporation as of December 31, 2009 and 2008 and the statements of income, changes in shareholder’s equity and cash flows for each of the years in the three-year period ended December 31, 2009, which is contained in this Post-Effective Amendment No. 32 to the Registration Statement on Form S-20 (File No. 002-69458) of Canadian Derivatives Clearing Corporation

/s/ KPMG LLP
Chartered Accountants, Licensed Public Accountants

Toronto, Canada

March 29, 2010

KPMG LLP, a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative
(“KPMG International”), a Swiss entity. All rights reserved.

KPMG Canada provides services to KPMG LLP